As Filed with the Commission on January 31, 2003

                                                      1940 Act File No. 811-7774

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form N-1A

        REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940        X

                               Amendment No. 41 X


                            BT INVESTMENT PORTFOLIOS
               (Exact Name of Registrant as Specified in Charter)

                                One South Street
                            Baltimore, Maryland 21202
                    (Address of Principal Executive Offices)

                                 (410) 895-5000
                         (Registrant's Telephone Number)

Daniel O. Hirsch, Esq.                   Copies to:    Burton M. Leibert, Esq.
One South Street                                       Willkie Farr & Gallagher
Baltimore, Maryland  21202                             787 Seventh Avenue
(Name and Address of Agent for Service)                New York, New York 10019







Explanatory Note

This Amendment to the Registrant's Registration Statement on Form N-1A (the 'Registration Statement') has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, beneficial interests in the series of the Registrant are not being registered under the Securities Act of 1933 (the '1933 Act'), because such interests will be issued solely in private placement transactions that do not involve any 'public offering' within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant's series may be made only by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are 'accredited investors' within the meaning of Regulation D under the 1933 Act. The Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of the Registrant.

BT Investment Portfolios is comprised of ten portfolios. This Amendment to the Registration Statement relates only to Small Cap Portfolio, PreservationPlus Portfolio and PreservationPlus Income Portfolio.

BT INVESTMENT PORTFOLIOS

SMALL CAP PORTFOLIO
PRESERVATIONPLUS PORTFOLIO
PRESERVATIONPLUS INCOME PORTFOLIO

PART A

Responses to Items 1, 2, 3, 5 and 9 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, AND
RELATED RISKS.

Beneficial interests in BT Investment Portfolios (the 'Trust') are divided into separate series, each having distinct investment objectives and policies, three of which, Small Cap Portfolio, PreservationPlus Portfolio and PreservationPlus Income Portfolio (each a 'Portfolio' and, collectively, the 'Portfolios') are described herein.

The investment objective of each Portfolio may be changed without shareholder approval. The investment objective of each Portfolio is as follows:

SMALL CAP PORTFOLIO
The Portfolio seeks long-term capital growth from investments primarily in the stock and other securities with equity characteristics of companies with market capitalizations, at the time of purchase, within the market capitalization range of the Russell 2000 Index; the production of any current income is secondary to this objective.

PRESERVATIONPLUS PORTFOLIO
The Portfolio seeks a high level of current income while seeking to maintain a stable value per share. The Portfolio seeks to accomplish this objective by investing in a diversified portfolio of fixed income securities, money market instruments, futures, options and other instruments and by entering into wrapper agreements with financial institutions, such as insurance companies and banks, which are intended to stabilize the net asset value ('NAV') per share of the Portfolio.

PRESERVATIONPLUS INCOME PORTFOLIO
The Portfolio seeks a high level of current income while seeking to maintain a stable value per share. The Portfolio seeks to accomplish this objective by investing in a diversified portfolio of fixed income securities, money market instruments, futures, options and other instruments and by entering into wrapper agreements with financial institutions, such as insurance companies and banks, which are intended to stabilize the NAV per share of the Portfolio. In an attempt to enhance return, the Portfolio also employs a global asset allocation strategy, which evaluates the equity, bond, cash and currency opportunities across domestic and international markets.

Investments in the Portfolio are neither insured nor guaranteed by the U.S. government. Investments in the Portfolio are not bank deposits, are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency, and are subject to investment risk, including the possible loss of the principal amount invested.

There can be no assurance that the investment objectives of the Portfolios will be achieved. Additional information about the investment policies of each Portfolio appears in Part B of this Registration Statement. The Registrant


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

incorporates by reference information concerning each Portfolio's investment objectives and policies and the risk factors associated with investments in the Portfolios from the sections entitled 'Objective,' 'Strategy,' 'Principal Investments,' 'Investment Process,' 'Risks,' and 'Organizational Structure,' in the prospectuses of Small Cap and PreservationPlus Income, series of BT Investment Funds, filed with the Commission on Post-Effective Amendments No. 97 on January 31, 2003, respectively (File Nos. 33-07404 and 811-4760) and in the prospectus of PreservationPlus, a series of BT Pyramid Mutual Funds, filed with the Commission on Post-Effective Amendments No. 43 on January 31, 2003, respectively (File Nos. 33-45973 and 811-6576) (each a 'Feeder Fund Prospectus').


ITEM 6. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE

Registrant incorporates by reference information concerning the management of the Portfolios from the sections entitled 'Annual Fund Operating Expenses' and 'Management of the Fund' in each Feeder Fund's Prospectus.

The Trust was organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series of the Trust. Each investor is entitled to a vote in proportion to the amount of its investment in each Portfolio. Investments in the Portfolios may not be transferred, but an investor may withdraw all or any portion of his investment at any time at net asset value. Investors in the Portfolios (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of each Portfolio. However, the risk of an investor in the Portfolios incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and each Portfolio itself was unable to meet its obligations.

The Trust reserves the right to create and issue a number of series, in which case investments in each series would participate equally in earnings and assets of the particular series. Currently, the Trust's series include: Asset Management Portfolio II, Asset Management Portfolio III, Liquid Assets Portfolio, EAFE Equity Index Portfolio, Small Cap Portfolio, Small Cap Index Portfolio, U.S. Bond Index Portfolio, PreservationPlus Portfolio,
PreservationPlus Income Portfolio and Quantitative Equity Portfolio.

Investments in the Portfolios have no pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g. upon application and submission of certain specified documents to the Trustees by a specified percentage of the aggregate value of the Trust's outstanding interests) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of a Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

Registrant incorporates by reference additional information concerning each


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

Portfolio's capital stock from the sections entitled 'Calculating the Fund's Share Price,' 'Buying and Selling Fund Shares,' 'Dividends and Distributions,' and 'Tax Considerations' in each Feeder Fund's Prospectus.

ITEM 7. SHAREHOLDER INFORMATION

Registrant incorporates by reference information concerning the computation of net asset value and valuation of each Portfolio's assets from sections entitled 'Calculating the Fund's Share Price' and 'Buying and Selling Fund Shares' in each Feeder Fund's Prospectus.

Beneficial interests in each Portfolio are issued solely in private placement transactions that do not involve any 'public offering' within the meaning of
Section 4(2) of the 1933 Act. Investments in the Trust may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are 'accredited investors' within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any 'security' within the meaning of the 1933 Act.

Each Portfolio may, at its own option, accept securities in payment for interests. The securities delivered in payment for interests are valued by the method described under 'Purchase Redemption and Pricing of Securities' in Part B as of the day the Portfolio receives the securities. This is a taxable transaction to the investor. Securities may be accepted in payment for interests only if they are, in the judgment of Bankers Trust Company, appropriate investments for the Portfolio. In addition, securities accepted in payment for interests must: (i) meet the investment objective and policies of the Portfolio;
(ii) be acquired by the Portfolio for investment and not for resale; (iii) be liquid securities which are not restricted as to transfer either by law or liquidity of market; and (iv) if stock, have a value which is readily ascertainable as evidenced by a listing on a stock exchange, over the counter market or by readily available market quotations from a dealer in such securities. Each Portfolio reserves the right to accept or reject at its own option any and all securities offered in payment for its interests.

An investment in the Portfolios may be made without a sales charge. All investments are made at the net asset value next determined if an order is received by the Portfolios by the designated cutoff time for each accredited investor. The net asset value of each Portfolio is determined on each day the New York Stock Exchange ('NYSE') is open for business ('Portfolio Business Day'). The NYSE is open every week, Monday through Friday, except when the following holidays are celebrated: New Year's Day, Martin Luther King, Jr. Day (the third Monday in January), President's Day (the third Monday in February), Good Friday, Memorial Day (the last Monday in May), Independence Day, Labor Day (the first Monday in September), Thanksgiving Day (the fourth Thursday in November) and Christmas Day. Each Portfolio's portfolio securities are valued primarily on the basis of market quotations or, if quotations are not readily available, by a method which the Board of Trustees believes accurately reflects fair value.

There is no minimum initial or subsequent investment in the Portfolios. However, because each Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Trust's custodian bank by a Federal Reserve Bank).

An investor in the Portfolios may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the Portfolios by the designated cutoff time for each accredited investor. The proceeds of a withdrawal will be paid by the Portfolios in Federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven calendar days. Unless requested by an investor, the Portfolio will not make a redemption in kind to the investor, except in situations where the investor may make redemptions in kind.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on such Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

The Trust and Scudder Distributors, Inc. ('SDI') reserve the right to cease accepting investments in the Portfolios at any time or to reject any investment order. The placement agent for the Portfolios is ICC. The principal business address of ICC is Two Portland Square, Portland, Maine 04101. ICC receives no additional compensation for serving as the placement agent for the Portfolios.

Registrant incorporates by reference information concerning dividends and distributions and tax consequences from the sections entitled 'Dividends and Distributions,' and 'Tax Considerations' in each Feeder Fund's Prospectus.

Under the anticipated method of operation of the Portfolios, the Portfolios will not be subject to any income tax. However, each investor in the Portfolios will be taxed on its share (as determined in accordance with the governing instruments of the Portfolios) of the Portfolios' ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the 'Code'), and regulations promulgated thereunder.

It is intended that the Portfolios' assets, income and distributions will be managed in such a way that an investor in the Portfolios will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolios.

ITEM 8. DISTRIBUTION ARRANGEMENTS

Registrant incorporates by reference information concerning its Master-Feeder structure from the section entitled 'Organizational Structure' in each Feeder Fund's Prospectus.

An investment in the Portfolio may be made without a sales load.

BT INVESTMENT PORTFOLIOS
- ------------------------
SMALL CAP PORTFOLIO
PRESERVATIONPLUS PORTFOLIO
PRESERVATIONPLUS INCOME PORTFOLIO

PART B

ITEM 10. COVER PAGE AND TABLE OF CONTENTS.



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

The Portfolios' Prospectus, which may be amended from time to time, provides the basic information investors should know before investing. This Statement of Additional Information ('SAI'), which is not a Prospectus, is intended to provide additional information regarding the activities and operations of each Portfolio and should be read in conjunction with the Prospectus. You may request a copy of the Prospectus or a paper copy of this SAI, if you have received it electronically, free of charge by calling the Trust at 1-800-730-1313.

TABLE OF CONTENTS
- -----------------
FUND HISTORY
DESCRIPTION OF THE FUND AND ITS INVESTMENT RISKS MANAGEMENT OF THE FUND CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES INVESTMENT ADVISERY AND OTHER SERVICES BROKERAGE ALLOCATION AND OTHER PRACTICES CAPITAL STOCK AND OTHER SECURITIES PURCHASE, REDEMPTION AND PRICING OF SECURITIES TAXATION OF THE FUND UNDERWRITERS CALCULATION OF PERFORMANCE DATA FINANCIAL STATEMENTS


ITEM 11. FUND HISTORY.

The Trust was organized as a trust under the laws of the State of New York on March 27, 1993.

ITEM 12. DESCRIPTION OF THE FUND AND ITS INVESTMENT RISKS

The Trust is a no-load, open-end management investment company. Part A contains information about the investment objectives and policies of Small Cap Portfolio, PreservationPlus Portfolio and PreservationPlus Income Portfolio. This Part B should only be read in conjunction with Part A. Registrant incorporates by reference information concerning the investment policies and limitations of the Small Cap Portfolio, PreservationPlus Portfolio and PreservationPlus Income Portfolio (each a 'Portfolio') from the section entitled 'Investment Objectives, Policies and Restrictions' in the statements of additional information of Small Cap and PreservationPlus Income, series of BT Investment Funds, filed with the Commission on Post-Effective Amendments No. 86 on January 28, 2002, respectively (File Nos. 33-07404 and 811-4760) and in the statement of additional information of PreservationPlus, a series of BT Pyramid Mutual Funds, filed with the Commission on Post-Effective Amendments No. 41 on January 28, 2002, respectively (File Nos. 33-45973 and 811-6576) (each a 'Feeder Fund SAI').

ITEM 13. MANAGEMENT OF THE FUND.

Registrant incorporates by reference information concerning the management of the Portfolios from the section entitled 'Management of the Trust' in each Feeder Fund's SAI.

ITEM 14. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

As of January 10, 2002, Small Cap, a series of BT Investment Funds, and PreservationPlus, a series of BT Pyramid Mutual Funds, (each a 'Fund'), each


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

owned approximately 100% of the value of the outstanding interests in the Small Cap Portfolio and PreservationPlus Portfolio, respectively. BT Investment Funds and BT Pyramid Mutual Funds is organized as a Massachusetts business trust. Because Small Cap and PreservationPlus control the corresponding Portfolios, they may take actions without the approval of any other investor in the Portfolios or any other series of the Registrant, as the case may be.

As of January 10, 2002, Security Benefit Life Insurance Company owned approximately 99% of the value of the outstanding interests in the PreservationPlus Income Portfolio. Because Security Benefit Life Insurance Company controls the Portfolio, it may take actions without the approval of any other investor in the Portfolio.

Each Fund has informed the Trust that whenever it is requested to vote on matters pertaining to the fundamental policies of each Portfolio, the Fund will hold a meeting of shareholders and will cast its votes as instructed by the Fund's shareholders. Fund shareholders who do not vote will not affect the Fund's votes at the shareholder meeting. The percentage of the Fund's votes representing Fund shareholders not voting will be voted by the Trustees or officers of the Fund in the same proportion as the Fund shareholders who do, in fact, vote. Whenever a Fund is requested to vote on a matter pertaining to the Registrant, the Fund will vote its shares without a meeting of the Fund shareholders if the proposal, if made with respect to such Fund, would not require the vote of the Fund shareholders as long as such action is permissible under applicable statutory and regulatory requirements. It is anticipated that other registered investment companies investing in the Portfolios will follow the same or a similar practice.

ITEM 15. INVESTMENT ADVISERY AND OTHER SERVICES.

Registrant incorporates by reference information concerning the investment Advisery and other services provided for or on behalf of the Portfolios from the section entitled 'Management of the Trust' in each Feeder Fund's SAI.

ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES.

Registrant incorporates by reference information concerning the brokerage allocation and other practices of the Portfolios from the section entitled 'Investment Objective, Policies and Restrictions - Portfolio Transactions and Brokerage Commissions' in each Feeder Fund's SAI.

ITEM 17. CAPITAL STOCK AND OTHER SECURITIES.

Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series, such as the Portfolios. No series of the Trust has any preference over any other series. Investors in the Portfolios are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolios. Upon liquidation or dissolution of the Portfolios, investors are entitled to share pro rata in the net assets of the Portfolios available for distribution to investors. Investments in the Portfolios have no preference, preemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Investments in the Portfolios may not be transferred.

Each investor in the Portfolios is entitled to a vote in proportion to the amount of its investment. The Portfolios and the other series of the Trust will all vote together in certain circumstances (e.g., election of the Trust's


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Trustees, as required by the 1940 Act and the rules thereunder). One or more series of the Trust could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust, or in a series as the case may be, may control the outcome of votes and in such event the other investors in the Portfolios, or in the series, would not be able to elect any Trustee. The Trust is not required and has no current intention to hold annual meetings of investors but the Portfolios will hold special meetings of investors when in the judgment of the Trust's Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Trust's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of its investment).

The Trust, with respect to each Portfolio, may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two-thirds of the Portfolios' investors (with the vote of each being in proportion to its percentage of the beneficial interests in a Portfolio), except that if the Trustees of the Trust recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to its percentage of the beneficial interests of each Portfolio) will be sufficient. A Portfolio may also be terminated (i) upon liquidation and distribution of its assets, if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the amount of its investment), or (ii) by the Trustees of the Trust by written notice to its investors.

Investors in the Portfolios or any other series of the Trust will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Trust in the event that there is imposed upon an investor a greater portion of the liabilities and obligations than its proportionate beneficial interest. The Declaration of Trust also provides that the Trust shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Trust, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Trust itself was unable to meet its obligations with respect to any series thereof.

The Declaration of Trust further provides that obligations of the Portfolios or any other series of the Trust are not binding upon the Trustees individually but only upon the property of the Portfolios or other series of the Trust, as the case may be, and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

The Trust reserves the right to create and issue a number of series, in which case investments in each series would participate equally in the earnings and assets of the particular series. Investors in each series would be entitled to vote separately to approve Advisery agreements or changes in investment policy, but investors of all series may vote together in the election or selection of Trustees and principal underwriters. Upon liquidation or dissolution of any series of the Trust, the investors in that series would be entitled to share pro rata in the net assets of that series available for distribution to investors.

ITEM 18. PURCHASE, REDEMPTION, AND PRICING OF SECURITIES.

Beneficial interests in each Portfolio are issued solely in private placement transactions that do not involve any 'public offering' within the meaning of
Section 4(2) of the 1933 Act. See Item 7, 'Shareholder Information' in Part A of this Registration Statement.

Registrant incorporates by reference information concerning the method followed by each Portfolio in determining its net asset value and the timing of such determinations from the section entitled 'Valuation of Securities; Redemptions and Purchases In-Kind' in each Feeder Fund's SAI.

ITEM 19. TAXATION OF THE FUND.

Registrant incorporates by reference information concerning the taxation of the Portfolios from the section entitled 'Taxation' in each Feeder Fund's SAI.

It is intended that each Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

There are certain tax issues that will be relevant to only certain of the investors in a Portfolio. All investors are advised to consult their own tax Advisers as to the tax consequences of an investment in a Portfolio.

ITEM 20. UNDERWRITERS.

The placement agent for the Trust is Scudder Distributors, Inc., which receives no additional compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in each Portfolio.

ITEM 21. CALCULATION OF PERFORMANCE DATA.

Not applicable.

ITEM 22. FINANCIAL STATEMENTS.

The Trust's and each Portfolio's financial statements are hereby incorporated by reference to each Feeder Fund's Annual Report dated September 30, 2001 (File Nos. 33-07404 and 811-4760).


PART C

Responses to Items 23(e) and (i)-(k) have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

(a)  Declaration of Trust of the Registrant; 2
     (1)  First Amendment to Declaration of Trust; *
     (2)  Second Amendment to Declaration of Trust; *
     (3)  Third Amendment to Declaration of Trust; *
     (4)  Fourth Amendment to Declaration of Trust; *
     (5)  Fifth Amendment to Declaration of Trust; *
     (6)  Sixth Amendment to Declaration of Trust; *
     (7)  Amendment No. 7 to Declaration of Trust; 4


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

     (8)  Amendment No. 8 to Declaration of to Declaration of Trust; 6
     (9)  Amendments No. 9, 10, and 11 to Declaration of Trust; 7
     (10) Amendment No. 12 to Declaration of Trust; 11
     (11) Amendment No. 13 to Declaration of Trust; 11
     (12) Amendment No. 14 to Declaration of Trust; 11
     (13) Amendment No. 15 to Declaration of Trust; 11
     (14) Amendment No. 16 to Declaration of Trust; 12
(b)  By-laws of the Registrant; 2
(c)  Instrument Defining Rights of Security Holders -- Not Applicable;
(d)      Investment Advisery Agreement dated April 30, 2001, between the
        Registrant
     and Deutsche Asset Management, Inc.-- filed herewith;
(e) Exclusive Placement Agent Agreement dated August 11, 1998 between Registrant and ICC Distributors, Inc.; 5
(f)  Not Applicable;
(g) Custodian Agreement between Bankers Trust Company and BT Investment Portfolios;
     (1) Amendment #5 to Exhibit A of the Custodian Agreement; 9
(h)  (1) Administration Agreement between the Registrant and Investment Company
              Capital Corporation -- filed herewith;
     (2) Expense Limitation Agreement among the Registrant, Deutsche Asset Management, Inc. and ICCC -- filed herewith;
(i)      Not Applicable;
(j)      Not Applicable;
(k)      Not Applicable;
(l)  (1) Investment Representation letters of initial investors; 1
     (2) Investment Representation Letters of Initial Investors,
          EAFE(R) Equity Index Portfolio, U.S. Bond Index Portfolio, Equity 500 Equal Weighted Index Portfolio, Small Cap Index Portfolio; 3
(m)  Rule 12b-1 Plan - Not Applicable.
(n)  Financial Data Schedules - Not applicable;
(o)  Rule 18f-3 Plan - filed herewith;
(p)  Portfolio, Adviser and Exclusive Placement Agent Codes of Ethics; 12

          *
          Previously Filed.
1. Incorporated by reference to the Registrant's registration statement on Form N-lA ('Registration Statement') as filed with the Commission on June 7, 1993.
2. Incorporated by reference to Amendment No. 9 to Registrant's Registration Statement as filed with the Commission on August 1, 1995.
3. Incorporated by reference to Amendment No. 10 to Registrant's Registration Statement as filed with the Commission on January 1, 1996.
4. Incorporated by reference to Amendment No. 14 to Registrant's Registration Statement as filed with the Commission on January 30, 1997.
5. Incorporated by reference to Amendment No. 15 to Registrant's Registration Statement as filed with the Commission on February 28, 1997.
6. Incorporated by reference to Amendment No. 17 to Registrant's Registration Statement as filed with the Commission on April 16, 1997.
7. Incorporated by reference to Amendment No. 32 to Registrant's Registration Statement as filed with the Commission on February 5, 1999.
8. Incorporated by reference to Amendment No. 33 to Registrant's Registration Statement as filed with the Commission on April 30, 1999.
9. Incorporated by reference to Amendment No. 35 to Registrant's Registration Statement as filed with the Commission on December 23, 1999.
10. Incorporated by reference to Amendment No. 36 to Registrant's Registration Statement as filed with the Commission on January 31, 2000.
11.  Incorporated by reference to Amendment No. 37 to Registrant's Registration


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

     Statement as filed with the Commission on April 28, 2000.
12. Incorporated by reference to Amendment No. 38 to Registrant's Registration Statement as filed with the Commission June 26, 2000.

ITEM 24. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE FUND

None.

ITEM 25.  INDEMNIFICATION.

Incorporated by reference to Post-Effective Amendment No. 11 to Registrant's Registration Statement as filed with the Commission on January 29, 1996.

ITEM 26.    BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

All of the information required by this item is set forth in the Form ADV, as amended, of Deutsche Asset Management, Inc. (formerly Morgan Grenfell Inc.) (File No. 801-27291). The following sections of each such Form ADV are incorporated herein by reference:

Items 1 and 2 of Part II
Section 6, Business Background, of each Schedule D.

ITEM 27. PRINCIPAL UNDERWRITERS.

         (a)

         Scudder Distributors, Inc. acts as principal underwriter of the Registrant's shares and acts as principal underwriter for registered open-end management investment companies managed by Deutsche Investment Management Americas Inc. and Deutsche Asset Management Inc.

         (b)

         Information on the officers and directors of Scudder Distributors, Inc., principal underwriter for the Registrant, is set forth below. The principal business address is 222 South Riverside Plaza, Chicago, Illinois 60606.


                      (1)                            (2)                                  (3)
         Scudder Distributors, Inc.
         Name and Principal            Positions and Offices with               Positions and
         Business Address              Scudder Distributors, Inc.               Offices with Registrant
         ----------------              --------------------------               -----------------------

         Thomas F. Eggers              Chairman and Director                    None
         345 Park Avenue
         New York, NY 10154

         Jonathan R. Baum              Chief Executive Officer, President and   None
         345 Park Avenue               Director
         New York, NY  10154



                                       11

                      (1)                            (2)                                  (3)
         Scudder Distributors, Inc.
         Name and Principal            Positions and Offices with               Positions and
         Business Address              Scudder Distributors, Inc.               Offices with Registrant
         ----------------              --------------------------               -----------------------

         William F. Glavin             Vice President and Director              Trustee and President
         Two International Place
         Boston, MA  02110-4103

         John W. Edwards               Chief Financial Officer and Treasurer    None
         345 Park Avenue
         New York, NY  10054

         C. Perry Moore                Chief Operating Officer and Vice         None
         222 South Riverside Plaza     President
         Chicago, IL  60606

         Caroline Pearson              Secretary                                Assistant Secretary
         Two International Place
         Boston, MA  02110-4103

         Linda J. Wondrack             Vice President and Chief                 None
         Two International Place       Compliance Officer
         Boston, MA  02110-4103

         Scott B. David                Vice President                           None
         Two International Place
         Boston, MA  02110-4103

         David Edlin                   Vice President                           None
         222 South Riverside Plaza
         Chicago, IL  60606

         Robert Froelich               Vice President                           None
         222 South Riverside Plaza
         Chicago, IL  60606



                                       12

                      (1)                            (2)                                  (3)
         Scudder Distributors, Inc.
         Name and Principal            Positions and Offices with               Positions and
         Business Address              Scudder Distributors, Inc.               Offices with Registrant
         ----------------              --------------------------               -----------------------

         Michael L. Gallagher          Vice President                           None
         222 South Riverside Plaza
         Chicago, IL  60606

         M. Patrick Donovan            Vice President                           None
         Two International Place
         Boston, MA  02110-4103

         Kenneth P. Murphy             Vice President                           None
         Two International Place
         Boston, MA  02110-4103

         Philip J. Collora             Assistant Secretary                      Vice President and Assistant
         222 South Riverside Plaza                                              Secretary
         Chicago, IL  60606


         (c)      Not applicable

ITEM 28. LOCATION OF ACCOUNTS AND RECORDS.

Registrant:                         Deutsche Asset Management
                                    One South Street
                                    Baltimore, MD  21202

Deutsche Asset Management, Inc.     280 Park Avenue
(Investment Advisor)                New York, New York  10017

Bankers Trust Company:              280 Park Avenue
(Custodian)                         New York, New York 10017

SISvC:                              One South Street
(Administrator, Transfer Agent      Baltimore, MD  21202
 and Dividend Distribution Agent)

DST:                                127 West 10th Street,
(Sub-Transfer Agent and             Kansas City, MO 64105
Sub-Dividend Distribution Agent)

Scudder Distributors, Inc.:         222 South Riverside Plaza,
(Placement Agent)                   Chicago, Illinois 60606

ITEM 29. MANAGEMENT SERVICES.

Not Applicable

ITEM 32. UNDERTAKINGS.

Not Applicable

                            BT INVESTMENT PORTFOLIOS
                                One South Street
                            Baltimore, Maryland 21202

                                January 31, 2003

EDGAR Operations Branch
Securities and Exchange Commission
Division of Investment Management
450 Fifth Street, Northwest
Washington, DC  20549

              Re: BT INVESTMENT PORTFOLIOS (the 'Trust' or 'Registrant') 1940 Act File No. 811-7774
                       ------------------------------------------------------

Dear Sir or Madam:

         Pursuant to the Investment Company Act of 1940, as amended, and Rule 8b-16 thereunder, Amendment No. 41 to the Registration Statement on Form N-1A of the above-referenced Trust is hereby electronically transmitted.

         Beneficial interests of the Registrant are not registered under the Securities Act of 1933, as amended (the '1933 Act'), because such interests will be issued solely in private placement transactions that do not involve any 'public offering' within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are 'accredited investors' within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

         Please note that Part A and B of this Registration Statement incorporate by reference information concerning the Trust found in the prospectuses and statements of additional information of Small Cap, PreservationPlus Income, and PreservationPlus series of BT Investment Funds and BT Pyramid Mutual Funds filed with the Commission on Post-Effective Amendments Nos. 86 and 41 on January 28, 2002, respectively (File Nos. 33-07404 and 811-4760) (File Nos. 33-45973 and 811-6576), respectively (the 'feeder fund registration statement'). A copy of the feeder fund registration statement will be provided to anyone requesting a copy of this Registration Statement.

         If you have any questions regarding this filing, please call me at
(410) 895-3776.

                                        Very truly yours,
                                        /s/Bruce Rosenblum
                                           ---------------
                                           Bruce Rosenblum
                                                 Secretary

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, the Registrant, BT INVESTMENT PORTFOLIOS, certifies that it meets all of the requirements for effectiveness of this Amendment to its Registration Statement pursuant to Rule 485(b) under the Securities Act of 1933, as amended, and has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Baltimore and the State of Maryland on this 31st day of January, 2003.

                              BT INVESTMENT PORTFOLIOS

                              By:     /s/ BRUCE A ROSENBLUM
                                      ------------------------------
                                      Bruce A. Rosenblum, Assistant Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 40 to the Registrant's Registration Statement has been signed below by the following persons in the capacity and on the date indicated:

NAME                                                 TITLE                      DATE

By:  /s/Bruce A. Rosenblum          Assistant Secretary                  January 31, 2003
     ----------------------
     Bruce A. Rosenblum             (Attorney in Fact
                                    For the Persons
                                    Listed Below)

/s/ WILLIAM GLAVIN*                 President, Chief Executive
William Glavin                      Officer

/s/ CHARLES A. RIZZO*               Treasurer (Principal
Charles A. Rizzo                    Financial and Accounting
Officer)

/s/ RICHARD R. BURT*                Trustee
Richard R. Burt

/s/ S. LELAND DILL*                 Trustee
S. Leland Dill

/s/ MARTIN J. GRUBER*               Trustee
Martin J. Gruber

/s/ RICHARD J. HERRING*             Trustee
Richard J. Herring

/s/ RICHARD T. HALE*                Trustee
Richard T. Hale



                                       15

/s/ PHILIP SAUNDERS, JR.*           Trustee
Philip Saunders, Jr.

/s/ JOSEPH R. HARDIMAN*             Trustee
Joseph R. Hardiman

/s/ RICHARD J. HERRING*             Trustee
Richard J. Herring

/s/ GRAHAM E. JONES*                Trustee
Graham E. Jones

/s/ REBECCA W. RIMEL*               Trustee
Rebecca W. Rimel

/s/ WILLIAM N. SEARCY*              Trustee
William N. Searcy

/s/ ROBERT H. WADSWORTH*            Trustee
Robert H. Wadsworth

*By Power of Attorney, dated September 3, 2002.